UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2026

KIDZ AI INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-42588	99-2827182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 7th Avenue, Suite 905, New York, New York	10123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 345-9588

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	KIDZ	The Nasdaq Stock Market LLC

Redeemable warrants	KIDZW	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

Effective July 17, 2026, Catalyst Compute LLC (“Catalyst Compute”), a wholly owned subsidiary of KIDZ AI Inc. (the “Company”), entered into a service order form and related terms of service (collectively, the “Agreement”) with Canopy Wave, Inc. (“Canopy Wave”), pursuant to which Catalyst Compute will provide Canopy Wave with GPU processing services, including associated CPU server and storage capacity. The Agreement provides that it becomes effective after both parties have executed the Agreement and Catalyst Compute has placed a non-cancellable purchase order for the GPU servers.

Under the Agreement, Catalyst Compute will order and deploy a dedicated cluster consisting of 32 specialized GPU nodes with an aggregate of 256 NVIDIA HGX B300 GPUs, together with specified CPUs, memory, storage and networking equipment. The services will commence upon completion of the hardware setup, and the initial term will continue for 60 months from the services commencement date. Subject to the terms and conditions of the Agreement, Canopy Wave is required to pay Catalyst Compute aggregate service fees of $44,626,944 over the initial term.

Catalyst Compute is required to provide monthly uptime of at least 99.5%, subject to specified exclusions. The Agreement provides Canopy Wave with service credits for certain failures caused by Catalyst Compute’s GPU hardware to satisfy the uptime commitment.

Canopy Wave may not terminate the Agreement during the first 24 months of the initial term. If Canopy Wave terminates the Agreement for convenience after that period but before the end of the initial term, it must pay an early termination fee equal to 75% of the service fees that otherwise would have been payable for the remainder of the initial term, subject to Catalyst Compute’s obligation to use commercially reasonable efforts to mitigate its losses and reductions for avoided costs and net proceeds from the sale, re-lease, redeployment or other use of the applicable equipment. The Agreement also contains customary termination rights, including for uncured material breach, insolvency, certain regulatory changes and prolonged force majeure events. In addition, Canopy Wave may terminate the Agreement without an early termination fee if Catalyst Compute fails, solely due to its own GPU hardware fault, to satisfy the 99.5% uptime commitment during any 10 calendar months in a rolling 12-month period, subject to an additional 60-day cure period in certain circumstances.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 21, 2026, the Company issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Service Order Form and Terms of Service, dated as of July 16, 2026, by and between Canopy Wave, Inc. and Catalyst Compute LLC
99.1	Press Release, dated July 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIDZ AI INC.

Dated: July 21, 2026	By:	/s/ Hui Luo
Hui Luo
Chief Executive Officer

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